As filed with the
                       Securities and Exchange Commission
                               on August 26, 1997
                                                     Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             WINSTON RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

Delaware          535 Fifth Avenue, New York, New York 10017     13-3134278
--------------------------------------------------------------------------------
(State or other  (Address of Principal Executive Offices)     (I.R.S. Employer
jurisdiction of                                                Identification
incorporation or                                               No.)
organization)

                             Winston Resources, Inc.
                                 1996 Stock Plan
                            (Full title of the plan)

                                 Seymour Kugler
                             Chief Executive Officer
                             Winston Resources, Inc.
                                535 Fifth Avenue
                            New York, New York 10017
                                 (212) 557-5000
            (Name, address and telephone number of agent for service)

                                    Copy to:

                             Joel A. Klarreich, Esq.
              Newman Tannenbaum Helpern Syracuse & Hirschtritt LLP
                                900 Third Avenue
                            New York, New York 10022
                                 (212) 508-6700

CALCULATION OF REGISTRATION FEE
================================================================================
                                                     Proposed
                                                     maximum
 Title of securities    Shares        Proposed       aggregate        Amount of
        to be           to be     maximum offering   offering       Registration
     registered       registered   price per share     price             fee
================================================================================
Common Stock
($.01 par value)        400,000       $4.3125(1)    $1,725,000.00(1)    $522.73
================================================================================

                               ------------------

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculation the total registration fee. Computation based upon the average of the bid and ask prices of the Common Stock as reported on the American Stock Exchange on August 22, 1997 because the price at which the options to be granted in the future may be exercised is not currently determinable.

                                                                   Page 1 of ___
                                                 Exhibit Index appears on page 9


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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      Pursuant to Rule 428(b)(1), the information required by Item 1 and Item 2 of Part I is included in documents sent or given to each participant in the Winston Resources, Inc. 1996 Stock Plan (the "Plan").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

      The following documents filed by Winston Resources, Inc. (the "Registrant") with the Securities and Exchange Commission are hereby incorporated by reference:

      (a) The Registrant's latest annual report on Form 10-KSB for the fiscal year ended December 31, 1996.

      (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in (a) above, including the Registrant's reports on Form 10-Q for the periods ended March 31, 1997 and June 30, 1997.

      (c) The description of the Common Stock of the Registrant contained under the caption, "Description of Registrant's Securities," in Item 9 of the Registrant's Registration Statement No. 1-9629 on Form 10 (the "Exchange Act Registration Statement"), which incorporates by reference the description of the Common Stock of the Registrant contained under the caption, "Description of Capital Stock," in the Prospectus included in the Registrant's Registration Statement No. 33-14913 on Form S-1 (the "Securities Act Registration Statement").

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities registered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      Not Applicable.

Item 6. Indemnification of Directors and Officers.

      1. Section 145 of the General Corporation Law of Delaware permits a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. In the case of an action or suit by or in the right of the corporation to procure a judgment in its favor, (i) such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the settlement of such action or suit, and (ii) no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit is brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, Section 145 of the General Corporation Law entitles him to be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation.

      The indemnification and advancement of expenses permitted or required by
Section 145 of the General Corporation Law are not exclusive of other rights to which directors and officers of a corporation may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Section 145 gives a corporation power to purchase and maintain insurance on behalf of any person who may be indemnified by a corporation against any liability asserted against him in any of the capacities referred to above, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145.

      2. Article VI of the By-Laws of the Registrant requires it to indemnify and advance expenses to any director, and permits it to indemnify and advance expenses to any other person whom the Registrant may indemnify under Section 145 of the General Corporation Law under the circumstances and to the fullest extent permitted by such Section.

      3. The Registrant presently maintains policies of insurance under which the directors and officers of Registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being, or having been, such directors or officers.

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

      Number  Document
      ------  --------

      3.1.1 Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of Delaware on April 6, 1987 (Incorporated by reference to Registrant's Registration Statement No. 33-14913, Exhibit 3.1)

      3.1.2 Agreement and Plan of Merger dated as of April 15, 1987, between Winston Resources, Inc. (New York) and the Registrant, as filed with the Secretary of State of Delaware on April 20, 1987 (Incorporated by reference to Registrant's Registration Statement No. 33-14913, Exhibit 3.2)

      3.1.3   Certificate of Amendment of Restated Certificate of
              Incorporation of the Registrant, as filed with the Secretary of State of Delaware on June 11, 1993 (Incorporated by reference to Registrant's Form 10-KSB for the year ended December 31, 1993)

      3.1.4 Composite Copy of Restated Certificate of Incorporation of the Registrant, as amended (Incorporated by reference to Registrant's Form 10-K for the year ended December 31, 1987,
              Exhibit 3.3)

       3.2 By-laws of the Registrant, as amended June 11, 1993 (Incorporated by reference to Registrant's Form 10-KSB for the year ended December 31, 1993)

       4      Registrant's 1996 Stock Plan

       5.1    Opinion of Counsel as to Legality of Securities Being Registered

      23.1    Consent of Ernst & Young LLP

      23.2    Consent of Richard A. Eisner & Company LLP

      23.3    Consent of Counsel (contained in Exhibit 5.1 hereto)

      24      Power of Attorney (see signature page)

Item 9. Undertakings.

      A. The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Registrant's By-Laws and Section 145 of the General Corporation Law of Delaware or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of August 1997.

                                   WINSTON RESOURCES, INC.


                                   By: /s/ Seymour Kugler
                                      ----------------------------------------
                                      Seymour Kugler,
                                      Chairman of the Board and President

                                   SIGNATURES

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Seymour Kugler and Jesse Ulezalka jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

     Signature                     Title                           Date
     ---------                     -----                           ----


/s/ Seymour Kugler                                         August 14, 1997
-------------------------
Seymour Kugler             Chairman of the Board,
                           President, Principal
                           Executive Officer and
                           Director


/s/ Jesse Ulezalka                                         August 14, 1997
-------------------------
Jesse Ulezalka             Chief Financial Officer


/s/ Reuben W. Abrams
-------------------------
Reuben W. Abrams           Director                        August 14, 1997


/s/ Martin Fischer                                         August 14, 1997
-------------------------
Martin Fischer             Director


/s/ Alan E. Wolf
-------------------------
Alan E. Wolf               Vice President and Director     August 14, 1997

/s/ Martin Wolfson
-------------------------
Martin Wolfson             Director                        August 14, 1997


/s/ Gregg Kugler
-------------------------
Gregg Kugler               Vice President and Director     August 14, 1997


/s/ Martin J. Simon
-------------------------
Martin J. Simon            Director                        August 14, 1997

                                 EXHIBIT INDEX

Exhibit                                                                Page
-------                                                                ----
Number   Exhibit                                                       Number
------   -------                                                       ------

3.1.1    Restated Certificate of Incorporation of the Registrant, as     --
         filed with the Secretary of State of Delaware on April 6, 1987 (Incorporated by reference to Registrant's
         Registration Statement No. 33-14913, Exhibit 3.1)

3.1.2    Agreement and Plan of Merger dated as of April 15, 1987,        --
         between Winston Resources, Inc. (New York) and the
         Registrant, as filed with the Secretary of State of
         Delaware on April 20, 1987 (Incorporated by reference to
         Registrant's Registration Statement No. 33-14913, Exhibit
         3.2)

3.1.3    Certificate of Amendment of Restated Certificate of             --
         Incorporation of the Registrant, as filed with the Secretary of State of Delaware on June 11, 1993
         (Incorporated by reference to Registrant's Form 10- KSB for the year ended December 31, 1993)

3.1.4    Composite Copy of Restated Certificate of Incorporation of      --
         the Registrant, as amended (Incorporated by reference to Registrant's Form 10-K for the year ended December 31,
         1987, Exhibit 3.3)

3.2      By-laws of the Registrant, as amended June 11, 1993             --
         (Incorporated by reference to Registrant's Form 10-KSB for the year ended December 31, 1993)

4        Registrant's 1996 Stock Plan                                    10

5.1      Opinion of Counsel as to Legality of Securities Being
         Registered                                                      22

23.1     Consent of Ernst & Young LLP                                    24

23.2     Consent of Richard A. Eisner & Company LLP                      26

23.3     Consent of Counsel (contained in Exhibit 5.1 hereto)            *

24       Power of Attorney (see signature page)                          **

-------
* Contained in Exhibit 5.1 of this Registration Statement.

** See Page 7 of this Registration Statement.